UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2017
(Date of earliest event reported)

BANK 2017-BNK7
(Central Index Key Number 0001714679)

(Exact name of issuing entity)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

(Exact name of sponsor as specified in its charter)

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

(Exact name of registrant as specified in its charter)

North Carolina	333-206677-18	56-1643598
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

301 South College Street
Charlotte, North Carolina	28288-1066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (704) 374-6161

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed as of October 31, 2017, with respect to BANK 2017-BNK7. The purpose of this amendment is to file a conforming executed version of the pooling and servicing agreement previously filed as Exhibit 4.1 to the Form 8-K, governing the servicing and administration of the Moffett Place B4 Whole Loan. No other changes have been made to the Form 8-K other than the change described above. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement filed as Exhibit 4.1 to the Current Report on Form 8-K dated and filed as of September 28, 2017.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 4.1	Pooling and Servicing Agreement, dated as of October 1, 2017, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2017	WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.
(Registrant)

	By:	/s/ Anthony J. Sfarra
Name: Anthony J. Sfarra
Title: President

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Pooling and Servicing Agreement, dated as of October 1, 2017, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.	(E)